ADDENDUM TO SECURITY AND LOAN AGREEMENT
(ACCOUNTS RECEIVABLE AND/OR INVENTORY)
("SECURITY AND LOAN AGREEMENT") BETWEEN
MONTEREY PASTA COMPANY AND IMPERIAL BANK DATED
July 23, 1998

This Addendum is made and entered into July 23, 1998, between Monterey Pasta Company ("Borrower") and Imperial Bank ("Bank").
This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1.  Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts and
Inventory shall expire on July   22, 1999, subject to Bank's right to
renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

2. As a condition precedent to Bank's obligation to make any advances to Borrower, Borrower shall, among other things, (i) provide to Bank a perfected security interest in all it owned patents and trademarks in form and substance satisfactory to Bank and (ii) cause any material copyright registerable works including software to be promptly registered in the U.S. Copyright Office and execute and deliver a mortgage of copyrights and amendments appropriate and acceptable to Bank to perfect Bank's security interest in all proceeds of such works.


3. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its sole discretion shall from time to time determine are eligible. Eligible Accounts shall also not include any of the following:
        a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.
        b. Accounts due from a customer if more than twenty five percent (25%) or more of the aggregate amount of accounts of such customer have at that time remained unpaid for more than ninety (90) days from the invoice date.
        c. Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.
        d. Accounts with respect to international transactions unless insured or covered by a letter of credit in a manner and form acceptable to the Bank.
        e.  Salesman's accounts for promotional purposes.
        f. The amount by which any one account exceeds ten percent (10%) (thirty five percent [35%] in the case of Price/Costco and Walmart/Sam's Club, and fifteen percent [15%] in the case of Safeway Stores, Kroger, Stop & Shop, American Stores/Lucky and Albertson's) of the total accounts receivable balance. Bank may allow higher concentration limits from time to time, as evidenced in writing and signed by an officer of Bank.
        g. Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists.
        h. Consignment or Guaranteed Sales,
        i.  US Government Accounts.
        j.  Credits over 90 days.
        k.  Bankrupt Accounts.
        l.  Accounts over 90 days past invoice date.

4. Pursuant to the provisions in the Security and Loan Agreement, Bank will advance up to thirty percent (30%) of the Value of Inventory at the request of Borrower made from time to time, up to a maximum amount outstanding of $250,000.00 ("Inventory Sublimit").
Value of Inventory shall only include such inventory as Bank in its sole discretion shall from time to time determine is eligible. Value of Inventory shall include Inventory consisting of raw materials in the original manufacturer's packaging, bulk raw materials, all properly stored, and readily salable and shall not include Inventory consisting of unused packaging, work in process, ingredients which have been mixed with others or finished goods.

5.  Borrower represents and warrants that:
        a. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.
        b. The balance sheet of Borrower dated as of May 28, 1998, and the related profit and loss statement for the five fiscal months then ended, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with its request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained.
Since such date, there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.
        c. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.
        d. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated (collectively, these rights are sometimes hereinafter referred to as "Intellectual
Property"), without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others. Further, Borrower agrees to do all things necessary for Bank to file its security interest in any such Intellectual Property with the appropriate recording office, and shall notify Bank when any such Intellectual Property is acquired or otherwise becomes owned by Borrower.

6. Borrower agrees that so long as it is indebted to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will not, without the prior written consent of Bank:
        a. Make any substantial change in the character of its business; or make any change in its executive management.
        b. Create, incur, assume or permit to exist any indebtedness for borrowed monies other than loans from Bank except obligations now existing as shown in financial statement dated May 28, 1998, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due.
        c. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in Bank's favor.
        d. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.
        e. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or except in the ordinary and normal course of its business, sell (including without limitation the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted.
Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.
        g. Make, or incur obligations for, capital expenditures in excess of $1,000,000 in any one fiscal year. Bank will not consider any request to exceed this limitation unless said request is accompanied by written evidence of the unanimous approval of such request by the Board of Directors of Borrower.
        h. Make, or incur liability for, payments of rent under leases of real property in excess of $100,000, and personal property in excess of $100,000, in any one fiscal year. Bank will not consider any request to exceed this limitation unless said request is accompanied by written evidence of the unanimous approval of such request by the Board of Directors of Borrower.

8. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a fiscal monthly, quarterly or annual basis.

9. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, or so long as Bank has any obligation to extend credit to Borrower, it will:
        a.  At all times maintain a minimum tangible net worth
(meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less its liabilities, plus subordinated debt) of not less than $4,450,000. The minimum tangible net worth shall increase by $200,000 each fiscal quarter end beginning September 30, 1998.
        b. At all times maintain a maximum ratio of total debt to tangible net worth (total liabilities less subordinated debt divided by tangible net worth), not to exceed 1.50 to 1.00.
        c.  At all times maintain a minimum working capital
(Borrower's current assets minus current liabilities) of not less than $750,000.
        d. At all times maintain a current ratio (current assets divided by current liabilities) of not less than 1.25 to 1.00.
        e. Maintain profitable operations on a fiscal year end basis in the minimum amount of $250,000.00.
        f.  As of each fiscal year end, achieve a Debt Service
Coverage Ratio (net profit after tax plus depreciation and amortization expense for the period divided by the current portion of long term debt and capital leases) of not less than 2.5 to 1.0.
        g. As soon as it is available, but not later than fifteen (15) days after and as of the end of each fiscal month, deliver to Bank an accounts receivable aging, accounts payable aging, inventory summary, and transaction report together with supporting schedules in form satisfactory to Bank, and certified by an officer of Borrower.
        h. As soon as it is available, but not later than thirty (30) days after and as of the end of each fiscal month, deliver to Bank a financial statement consisting of a balance sheet and profit and loss statement in form satisfactory to Bank, and a Compliance Certificate certified by an officer of Borrower.
        I. As soon as it is available, but not later than forty five (45) days after the end of Borrower's fiscal quarter, deliver to Bank a form 10-Q containing a financial statement consisting of a balance sheet and profit and loss statement in form satisfactory to Bank, together with a Compliance Certificate certified by an officer of Borrower.
        j. As soon as it is available, but not later than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank a 10-K report containing a report of audit of Borrower's financial statements together with changes in financial position certified without negative qualification by an independent certified public accountant selected by Borrower but acceptable to Bank together with a Compliance
Certificate certified by an officer of Borrower.
        k. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business or partnership, maintain and preserve its existence.
        l. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank loss payee.
        m. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as:
        (i) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and
        (ii) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.
        n. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.

10. At such times as Borrower chooses (or Bank requires) reporting of collateral and loan activity on a daily basis with submission of "payment in kind" for credit to Loan Account ("Streamline Reporting"), all sums received by Bank, whether from Borrower or from Borrower's account debtors shall be applied to the outstanding loan balance on the second (2nd) day following receipt thereof by the Bank. Interest shall continue to accrue on all loans outstanding pursuant to the Security and Loan Agreement until sums received are applied as herein provided. While Borrower reports on a basis other than daily ("Formula Reporting"), Borrower may retain its collections for its own account, in trust for Bank.

11. In addition to any other amounts due, or to become due, Borrower agrees to pay to Bank:
        a. Audit fees in the amount of $2,500.00 for periodic examinations of Borrower's books and records by Bank conducted at intervals, absent default, of once each six months during the initial term of this agreement.

12. Borrower will maintain substantially all its banking relationship with Bank. It is acceptable that Borrower maintains a payroll disbursement account for the accommodation of its employees at another financial institution of its choosing.

13. No failure or delay on the part of Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof. All rights and remedies existing under this agreement or any not issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

14. This Security and Loan Agreement and Addendum extends to all obligations of Borrower to Bank.


                                              MONTEREY PASTA COMPANY
        IMPERIAL BANK
                                                   "BORROWER"
          "BANK"

BY: ________________________________
      /s/ Brian C. Santos Vice President
                                          BY: ________________________________
                                               /s/   R.  Lance Hewitt

                                                     'TITLE:   CEO


                                          BY: _______________________________
                                              /s/   Stephen Brinkman

                                                     TITLE:   CFO/Secretary